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                                                                    Exhibit 4a
                                                                    ----------


                         AMENDMENT TO RIGHTS AGREEMENT

AMENDMENT, dated as of April 1, 1996, to the Rights Agreement, dated as of September 22, 1989 (the "Rights Agreement"), between Pacific Telesis Group, a Nevada corporation (the "Company"), and The First National Bank of Boston, as Rights Agent (the "Rights Agent").

WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time prior to the Distribution Date (as defined therein) supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

WHEREAS, it is proposed that the Company enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement"), among the Company, SBC Communications Inc. ("SBC") and SBC Communications (NV) Inc., a Nevada corporation ("Merger Sub"); and

WHEREAS, the Board of Directors of the Company has determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests,of the Company and its stockholders; and

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement to exempt the Merger Agreement and the transactions contemplated thereby from the application of the Rights Agreement.

NOW, THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

     1. Section l(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

          "Neither SBC Communications, Inc., a Delaware corporation ("SBC"), SBC Communications (NV) Inc., a Nevada corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), nor any of their respective Subsidiaries, shall be deemed to be an Acquiring Person with respect to-and to the extent that shares of Common Stock are acquired by such entities or their Affiliates or Subsidiaries in connection with the transactions contemplated by the Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement") entered into as of April 1, 1996, among the Company, SBC and Merger Sub."

     2. Section l(b) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

          "Neither SBC, nor Merger Sub nor any of their respective Subsidiaries, shall be deemed to be an Adverse Person with respect to and to the extent that shares of Common Stock are acquired by

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

          such entities or their Affiliates or Subsidiaries in connection with the transactions contemplated by the Merger Agreement."

     3 Section 30 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

          "Nothing in this Agreement shall be construed to create or cause a Distribution Date or Stock Acquisition Date or give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with the Merger Agreement or any transactions contemplated by the Merger Agreement."

     4. Sections 24(a)(i), (a)(ii) and (b) are hereby amended by deleting each subsection in its entirety and substituting therefor the following:

          "24.  Termination and Exchange.

          (a)(i) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the Stock Acquisition Date or such time as any Person may become an Adverse Person or (y) 5 p.m., San Francisco time, on the Final Expiration Date, terminate the Rights without any payment to any holder thereof.

          (ii) In addition, and notwithstanding the provisions of Section 24(a)(i), the Board of Directors of the Company may terminate the Rights without any payment to any holder thereof following the Stock Acquisition Date or such time as any Person may become an Adverse Person but prior to any event described in Section 13(a) either (x) in connection with any event specified in Section 13(a) in which all holders of Common Stock are treated alike and not involving (other than as a holder of Common Stock being treated like all other such holders) an Acquiring Person or adverse Person or an Affiliate of Associate thereof or any other Person in which such Acquiring Person, Adverse Person or Affiliate or Associate thereof has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Adverse Person, or Affiliate or Associate thereof, or (y) following the occurrence of an event set forth in, and the expiration of any periods during which the holder of Rights may exercise the rights under section 11(a)(ii) if and for as long as any.Acquiring Person having triggered such event is not thereafter the Beneficial Owner of securities representing 20% or more of the outstanding shares of the Voting Power, and at the time of termination there are no other Persons who are Acquiring Persons or Adverse Persons.

          (b) In the case of a termination permitted under Section 24(a)(i), immediately upon the action of the Board of Directors of the Company ordering the termination of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and each right will thereafter be null and void. In the case of a termination permitted only under Section 24(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and each right will thereafter be null and void only after 10 Business Days following the giving of

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

          notice of such termination to the holders of such Rights if no event set forth in Section 11(a)(ii) shall have occurred, and, if such event shall have occurred, upon the later of 10 Business Days following the giving of such notice or the expiration of any period during which the rights under Section 11(a)(ii) may be exercised. Within 10 days after the action of the Board of Directors ordering any termination of the Rights, the Company shall give notice of such termination to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

     5. Section 24 of the Rights Agreement is hereby amended by adding a new subsection (d) thereto:

          "(d) Notwithstanding anything in this Agreement, the Rights shall terminate without any payment to any holder thereof immediately prior to the Effective Time as defined in the Merger Agreement."

     6. The second paragraph of Section 3(a) of the Rights Agreement is hereby amended by deleting the word "redemption" and the immediately following comma in the parentheticals following the phrase "Distribution Date" in each of the ninth and fifteenth lines of such second paragraph.

     7.   Section 3(b) of the  Rights Agreement is hereby amended  as follows:
          (a) the legend forming a part of Section 3(b) to the Rights Agreement is hereby amended by deleting the word "redeemed" in the eleventh line of such legend immediately following the phrase "such Rights may be" and substituting therefor the word "terminated," and
          (b) in the parenthetical in the last paragraph of Section 3(b), the word "redemption" shall be deleted.

     8. Clause (ii) of Section 7(a) of the Rights Agreement is hereby amended by deleting in its entirety Clause (ii) and substituting in its place the following:

          "(ii) the  time at  which the Rights  are terminated as  provided in
          Section 24 hereof,"

     9.   Section  23 of the Rights Agreement  is hereby amended to delete the
          word   "redemption"  in   line  twelve   and  substitute   the  word
          "termination" therefor.

     10. Section 28 of the Rights Agreement is hereby amended by deleting the word "redeem" in each place in the parenthetical in clause (ii) and substituting the word "terminate" therefor.

     11. This Amendment shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

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

     12. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.


Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and the respective corporate seals to be affixed and attested, all as of the day and year first above written.



Attest:                            PACIFIC TELESIS GROUP

    [SEAL]


/s/ Duane G. Henry                 /s/ Jim R. Moberg
Duane G. Henry                     Jim R. Moberg
Assistant Secretary                Executive Vice President



Attest:                            THE FIRST NATIONAL BANK OF
                                   BOSTON
   [SEAL]


/s/ Deborah N. Norris              /s/ Darlene M. DioDato
Deborah N. Norris                  Darlene M. DioDato
Director                           Managing Director





















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